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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Varian Associates, Inc. on Forms S-8 (Nos. 33-46000, 33-33661, 33-33660,
2-95139, and 33-1425) and Forms S-8 and S-3 (No. 33-40460) of our reports dated October 16, 1996, on our audits of the consolidated financial statements and financial statement schedule of Varian Associates, Inc. as of September 27, 1996 and September 29, 1995 and for each of the three fiscal years in the period ended September 27, 1996, which reports are included or incorporated by reference in this Form 10-K.



                                      /s/ Coopers & Lybrand  L.L.P.
                                      -----------------------------
                                          Coopers & Lybrand  L.L.P.





San Jose, California
December 17, 1996